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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

BONANZA GOLDFIELDS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53612	26-2723015
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

736 East Braeburn Drive, Phoenix, AZ	85022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 971-2669

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On July 6, 2011, David Janney, CEO and Director, assigned 1.5 million of his Series A Preferred Stock’s voting rights (150 million votes) to the board of directors of Bonanza Goldfields Corporation (the “Company”) in the form of an Assignment Agreement attached as an Exhibit to this filing. Each share of Series A Preferred Stock has 100 votes per share, whereas, each share of Common Stock has 1 vote. Preferred Stock holders may vote with holders of the Company’s Common Stock on all matters which common stockholders may vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4. Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Goldfields Corporation

Date: July 8, 2011	By:	/s/ David Janney
David Janney President, CEO, and CFO